UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2014
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)
9700 West Higgins Road Rosemont, Illinois (Address of principal executive offices)		60018 (Zip Code)

Registrant’s telephone number, including area code (847) 939-9000

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On June 10, 2014, Wintrust Financial Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC (the “Underwriter”), providing for the offer and sale in a firm commitment offering (the “Offering”) of $140,000,000 aggregate principal amount of the Company’s 5.000% Subordinated Notes due 2024 (the “Notes”). The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement related to the Offering. The Company also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company intends to use the net proceeds from the offering and sale of the Notes for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support the Company’s growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.
The Notes have been offered pursuant to a prospectus supplement, dated June 10, 2014, to the prospectus dated June 9, 2014, filed as part of the Company’s shelf registration statement on Form S-3 (File No. 333-196600) that became effective when filed with the Securities and Exchange Commission on June 9, 2014.
The Notes will be issued pursuant to a subordinated indenture, dated as of June 13, 2014 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of June 13, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes accrue interest at a fixed rate per annum equal to 5.000%. Interest on the Notes is payable semi-annually in arrears on June 13 and December 13 of each year, beginning on December 13, 2014, to the person in whose name such Note is registered at the close of business on the preceding June 1 or December 1, as the case may be. The Notes mature on June 13, 2024.
The Notes will be unsecured and will be subordinated and will rank equally with all of the Company’s future subordinated indebtedness. The Notes will be subordinated in right of payment to the Company’s existing and future senior indebtedness (as defined in the Indenture).
The Company may not redeem the Notes prior to maturity, and there is no sinking fund.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and specified events of bankruptcy, insolvency or reorganization. Generally, if an event of default relating to specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company occurs and is continuing, the Trustee or holders of at least 25% in aggregate initial principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately.
The Company completed the Offering on June 13, 2014.
The Underwriter serves as a lender under the Company’s existing credit facilities and other debt instruments, including the Company’s revolving credit facility and term facility.
The foregoing description of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes, respectively, copies of which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 8.01.	Other Events.
On July 10, 2014, the Company issued a press release announcing the pricing of the Offering. In addition, on June 13, 2014, the Company issued a press release announcing the completion of the Offering. Copies of such press releases are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 10, 2014, between Wintrust Financial Corporation and RBC Capital Markets, LLC.
4.1	Subordinated Indenture, dated June 13, 2014 between Wintrust Financial Corporation and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated June 13, 2014 between Wintrust Financial Corporation and U.S. Bank National Association, as trustee.
4.3	Form of 5.000% Subordinated Note due 2024 (included as Exhibit A in Exhibit 4.2 hereof).
5.1	Opinion of Sidley Austin LLP.
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereof).
99.1	Press Release dated June 10, 2014.
99.2	Press Release dated June 13, 2014.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ Lisa J. Pattis
Lisa J. Pattis Executive Vice President, General Counsel and Corporate Secretary
Date: June 13, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 10, 2014, between Wintrust Financial Corporation and RBC Capital Markets, LLC.
4.1	Subordinated Indenture, dated June 13, 2014 between Wintrust Financial Corporation and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated June 13, 2014 between Wintrust Financial Corporation and U.S. Bank National Association, as trustee.
4.3	Form of 5.000% Subordinated Note due 2024 (included as Exhibit A in Exhibit 4.2 hereof).
5.1	Opinion of Sidley Austin LLP.
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereof).
99.1	Press Release dated June 10, 2014.
99.2	Press Release dated June 13, 2014.

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